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                                                                   EXHIBIT 10.38


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         AMENDMENT to an Employment Agreement by and between BRUNO'S, INC., an Alabama corporation (the "Company"), and _______________ ("Executive") dated ________________ and amended January 31, 1998 (the "Employment Agreement"), made and effective this 22nd day of July 1998, by and between the Company and the Executive.


         1. Section 2 of the Employment Agreement is amended to read as follows:

                    2. Term of Employment. Executive's term of employment under this Agreement commenced on _______________ and, subject to the terms hereof, shall terminate on January 31, 2000; provided, however, that Executive's term of employment shall be automatically renewed for a two-year term on February 1, 2000 and on each successive second anniversary thereof (the "Term"), unless the Company has notified the Executive in writing within the 90 day period prior to the expiration of the then Term that such Term shall not be so renewed; provided, further, however, that any termination of employment by Executive (other than for death or Permanent Disability) may only be made upon 60 days prior written notice to the Company.


         2. Section 6 of the Employment Agreement is amended to read as follows:

                  6. Termination of Employment.

         3. Subsection (a) of Section 6.1 of the Employment Agreement is amended to read as follows:

                    6.1 Termination Not for Cause or for Good Reason. (a) Except
                  as provided in Section 6.2 hereof, if Executive's employment is terminated (i) by the Company other than for Cause (as defined in this Section 6.1) or (ii) by Executive for Good Reason (as defined in this Section 6.1), Executive shall receive a severance payment equal to the remaining Base Salary owed by Company to Executive for the balance of the then Term plus twelve month's additional Base Salary plus Target Bonus under the Company's Corporate Management Incentive Plan, as in effect immediately prior to the event giving rise to such termination, payable in accordance with the ordinary payroll practices of the Company,




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                  but no less frequently than semi-monthly following such
                  termination of employment. In addition, the Company shall pay to Executive any earned but unpaid bonus of Executive with respect to the year preceding his or her termination, and the Company shall provide continued coverage on the same basis as in effect from time to time for senior executives generally for twelve months under any employee medical and life insurance plans which the Company makes available to its senior executives. Any period of continued coverage under the Company's medical plans shall not be credited against any required period of coverage for purposes of Part 6, Subtitle B, Title I of the Employment Retirement Income Security Act of 1974, as amended.


         4. Section 8 of the Employment Agreement is amended to read as follows:

                    8. Mitigation of Damages. Executive shall use his or her
                  reasonable best efforts to obtain comparable employment to mitigate damages or the amount of any payment provided for under this Agreement. Any such damages or the amount of any payment provided for under this Agreement shall not be subject to offset or any other reduction for reason of Executive's obtaining other employment, whether from self-employment, as a common-law employee or otherwise, except that base salary paid to Executive by a subsequent employer in the last six months of the severance period shall be used to offset the unpaid portion of the severance payment equal to the remaining Base Salary owed by Company to Executive for the balance of the then Term plus twelve month's additional Base Salary plus Target Bonus as described in Section 6.1 (a).

                                       BRUNO'S, INC.


                                       By:   /s/  James A. Demme
                                             --------------------------
                                             James A. Demme
                                             Chief Executive Officer

                                       EXECUTIVE

                                       By:
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